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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 10, 2000 (except with respect to the matters referred to in Note 14, as to which the date is August 24, 2000) included in Nuance Communications, Inc.'s prospectus filed with the Securities and Exchange Commission on September 27, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

San Jose, California
October 5, 2000